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                                                                   EXHIBIT 10.36





                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of the 5th day of January, 1998, by and between ValueVision International, Inc., a Minnesota corporation (hereinafter referred to as "Employer"), and David T. Quinby (hereinafter referred to as "Employee").

                                   WITNESSETH:

         WHEREAS, Employee and Employer have agreed that Employee shall continue as an employee of Employer following consummation of the transactions (the "Transactions"), contemplated by that certain Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated of even date herewith by and among Employer, National Media Corporation ("NMC") and V-L Holdings, Corp. ("Holdings Corp."), whereby Employer and NMC shall each become wholly-owned subsidiaries of Holdings Corp.;

         WHEREAS, Employer desires to assure itself of the services of Employee following consummation of the Transactions and Employee desires to continue to be employed by Employer as an employee following consummation of the transactions on the terms and conditions set forth below, which Employee acknowledges to constitute an increase in Employee's existing compensation package; and

         WHEREAS, Employer and Employee agree that the terms of this Agreement shall only become effective immediately preceding consummation of the Transactions.

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto agree as follows:

1. EMPLOYMENT. Employer agrees, following consummation of the Transactions, to continue to employ Employee and Employee agrees, following consummation of the Transactions, to continue his employment with Employer on the terms and conditions set forth in this Agreement.

B. TERM. The term of Employee's employment hereunder shall commence on the Closing Date (as defined in the Merger Agreement), and shall continue on a full-time basis for a period of twenty-four (24) months (the "Term"). The "Employment Period" for purposes of this Agreement shall be the period beginning on the Closing Date and ending at the time Employee shall cease to act as an employee of Employer. In the event the Transactions are not consummated, this Agreement shall be of no further force or effect.

C. DUTIES. Employee shall serve as Vice President, General Counsel and Secretary of Employer and shall perform the duties as assigned by Employer, from time to time, and shall faithfully, and to the best of his ability, perform such reasonable duties and services of an active, executive, administrative and managerial nature as shall be specified and designated, from time to time, by Employer. Employee agrees to devote his full time and skills to such employment while he is so employed, subject to a vacation allowance of not less than three (3) weeks during each year of the term, or such additional vacation allowance as may be granted in the sole discretion of Employer. Employer's Chief Executive Officer shall provide Employee with a performance review at least annually.




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D.       COMPENSATION. Employee's compensation for the services performed under this Agreement shall be as follows:

                1. Base Salary. Employee shall receive a base salary of at least One Hundred Seventy-Five Thousand and No/100 Dollars ($ 175,000.00) per year for the term of this Agreement ("Base Salary").

                2. Bonus Salary. Employee may receive bonus salary ("Bonus Salary"), from time to time, based upon Employee's job performance. Employer's Chief Executive Officer and Employee shall establish job performance criteria for Employee at least annually, which shall be the basis of such Bonus Salary.

                c. Automobile Allowance. Employer shall pay Employee a monthly automobile allowance of $450.00 per month ("Auto Allowance").

                  d. Professional Fees. Employer shall pay all of Employee's professional fees, including without limitation, professional association fees and memberships, and all of Employee's continuing legal education fees and expenses, up to $5,000 annually ("Professional Fees").

E.       OTHER BENEFITS DURING THE EMPLOYMENT PERIOD.

                1. Employee shall receive all other benefits made available to executive officers of Employer, from time to time, at its discretion ("Benefits"). It is understood and agreed that Employer may terminate such Benefits or change any benefit programs at its sole discretion, as they are not contractual for the term hereof.

                2. Employer shall reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred during the regular performance of services for Employer, including, but not limited to, entertainment and related expenses so long as Employer has received proper documentation of such expenses from Employee.

                3. Employer shall furnish Employee with such working facilities and other services as are suitable to Employee's position with Employer and adequate to the performance of his duties under this Agreement.

F.       TERMINATION OF EMPLOYMENT.

                1. Death. In the event of Employee's death, this Agreement shall terminate and Employee shall cease to receive Base Salary, Bonus Salary, Auto Allowance, Professional Fees and Benefits as of the date on which his death occurs.

                2. Disability. If Employee becomes disabled such that Employee cannot perform the essential functions of his job, and the disability shall have continued for a period of more than one hundred twenty (120) consecutive days, then Employer may, in its sole discretion, terminate this Agreement and Employee shall then cease to receive Base Salary, Bonus Salary, Auto Allowance, Professional Fees and all other Benefits, on the date this Agreement is so terminated; provided however, Employee shall then be entitled to such disability, medical, life insurance, and other


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         benefits as may be provided generally for disabled employees of
         Employer when payments and benefits hereunder ceases.

                3. Voluntary Termination. In the event that Employee voluntarily terminates his employment, he shall cease to receive Base Salary, Bonus Salary, Auto Allowance, Professional Fees and all other Benefits as of the date of such termination.

                4. Termination With Cause. Employer shall be entitled to terminate this Agreement and Employee's employment hereunder for Cause (as herein defined), and in the event that Employer elects to do so, Employee shall cease to receive Base Salary, Bonus Salary, Auto Allowance, Professional Fees and Benefits as of the date of such termination specified by Employer. For purposes of this Agreement, "Cause" shall mean: (i) a material act or act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of Employer, including without limitation, theft or embezzlement from Employer; (ii) public conduct by Employee substantially detrimental to the reputation of Employer, (iii) material violation by Employee of any Employer policy, regulation or practice;
         (iv) conviction of a felony; or (v) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance. Notwithstanding the forgoing, Employee shall not be deemed to have been terminated for Cause unless and until Employee has received thirty (30) days' prior written notice (a "Dismissal Notice") of such termination. In the event Employee does not dispute such determination within thirty
         (30) days after receipt of the Dismissal Notice, Employee shall not have the remedies provided pursuant to Section 6.g. of this Agreement.

                  e. By Employee for Employer Cause. Employee may terminate this Agreement upon thirty (30) days written notice to Employer (the "Employee Notice") upon the occurrences without Employee's express written consent, of any one or more of the following events, provided, however, that Employee shall not have the right to terminate this Agreement if Employer is able to cure such event within thirty (30) days (ten (10) days with regard to Subsection (ii) hereof) following delivery of such notice:

                           (i) Employer substantially diminishes Employee=s duties such that they are no longer of an executive nature as contemplated by Section 3 hereof or Employer requires Employee to relocate his offices and perform his duties hereunder more than 25 miles from Employer's current corporate offices located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344 or

                           (ii) Employer materially breaches its obligations to pay Employee as provided for herein and such failure to pay is not a result of a good faith dispute between Employer and Employee.

                  f. Other. If Employer terminates this Agreement for any reason other than as set forth in Sections 6.a, 6.b., 6.c or 6.d. above, or if Employee terminates this Agreement pursuant to Section 6.e. above, Employer shall immediately pay Employee in a lump sum payment, an amount equal to Base Salary, Bonus Salary, Auto Allowance and Professional Fees which would otherwise be payable until the end of the Term (collectively, the "Severance Payment"). In addition, Employer shall continue to provide Employee with Benefits until the end of the Term. For purposes of calculating Bonus Salary payable pursuant to this
         Section 6.f., Employee shall receive Bonus Salary equal to the last Bonus Salary actually paid the Employee, prorated for the number of months to be covered by the Severance Payment. Notwithstanding the foregoing, following a Change of Control (as hereinafter defined), the number of months upon which the calculation of the Severance Payment shall be based and for which Employer




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         shall be obligated to provide Employee with the Benefits pursuant to this Section 6.f. shall be the greater of (i) the remaining number of months left in the Term and (ii) eight (8) months.

                  g. Arbitration. In the event that Employee disputes a determination that Cause exists for terminating his employment pursuant to Section 6.d. of this Agreement, or Employer disputes the determination that cause exists for Employee's termination of his employment pursuant to Section 6.e of this Agreement, either such disputing party may, in accordance with the Rules of the American Arbitration Association ("AAA"), and within 30 days of receiving a Dismissal Notice or Employee Notice, as applicable, file a petition with the AAA for arbitration of the dispute, the costs thereof (including legal fees and expenses) to be shared equally by the Employer and Employee unless an order of the AAA provides otherwise. Such proceeding shall also determine all other items then in dispute between the parties relating to this Agreement, and the parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their rights to appeal thereof.

G. CONFIDENTIAL INFORMATION. Employee acknowledges that the confidential information and data obtained by him during the course of his performance under this Agreement concerning the business or affairs of Employer, or any entity related thereto, are the property of Employer and will be confidential to Employer. Such confidential information may include, but is not limited to, specifications, designs, and processes, product formulae, manufacturing, distributing, marketing or selling processes, systems, procedures, plans, know-how, services or material, trade secrets, devices (whether or not patented or patentable), customer or supplier lists, price lists, financial information including, without limitation, costs of materials, manufacturing processes and distribution costs, business plans, prospects or opportunities, and software and development or research work, but does not include Employee's general business or direct marketing knowledge (the "Confidential Information"). All the Confidential Information shall remain the property of Employer and Employee agrees that he will not disclose to any unauthorized persons or use for his own account or for the benefit of any third party any of the Confidential Information without Employer's written consent. Employee agrees to deliver to Employer at the termination of this employment, all memoranda, notes, plans, records, reports, video and audio tapes and any and all other documentation (and copies thereof) relating to the business of Employer, or any entity related thereto, which he may then possess or have under his direct or indirect control. Notwithstanding any provision herein to the contrary, the Confidential Information shall specifically exclude information which is publicly available to Employee and others by proper means, readily ascertainable from public sources known to Employee at the time the information was disclosed or which is rightfully obtained from a third party, information required to be disclosed by law provided Employee provides notice to Employer to seek a protective order, or information disclosed by Employee to his attorney regarding litigation with Employer.

H. INVENTIONS AND PATENTS. Employee agrees that all inventions, innovations or improvements in the method of conducting Employer's business or otherwise related to Employer's business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during the Employment Period belong to Employer. Employee will promptly disclose such inventions, innovations and improvements to Employer and perform all actions reasonably requested by Employer to establish and confirm such ownership.

I.       NONCOMPETE AND RELATED AGREEMENTS.

                1. Employee agrees that during the Noncompetition Period (as herein defined), he will not: (i) directly or indirectly own, manage, control, participate in, lend his name to, act as consultant or





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         advisor to or render services (alone or in association with any other person, firm, corporation or other business organization; provided however, that the parties hereto agree that this provision may not be used to prohibit employee for working for an law firm which so provides such services, so long as Employee does not specifically provide legal services to a Restricted Business as defined herein) for any other person or entity engaged in the television home shopping business, any mail order business that directly competes with Employer or any of its affiliates by selling merchandise primarily of the type offered in and using a similar theme as any of Employer's or its affiliates' catalogs during the term of this Agreement or any business which Employer (upon authorization of its board of directors) has invested significant research and development funds or resources and contemplates entering into during the next twelve (12) months (the "Restricted Business"), anywhere that Employer or any of its affiliates operates during the term of this Agreement within the continental United States (the "Restricted Area"); (ii) have any interest directly or indirectly in any business engaged in the Restricted Business in the Restricted Area other than Employer (provided that nothing herein will prevent Employee from owning in the aggregate not more than one percent (1%) of the outstanding stock of any class of a corporation engaged in the Restricted Business in the Restricted Area which is publicly traded, so long as Employee has no participation in the management or conduct of business of such corporation), (iii) induce or attempt to induce any employee of Employer or any entity related to Employer to leave his, her or their employ, or in any other way interfere with the relationship between Employer or any entity related to Employer and any other employee of Employer or any entity related to Employer, or (iv) induce or attempt to induce any customer, supplier, franchisee, licensee, other business relation of any member of Employer or any entity related to Employer to cease doing business with Employer or any entity related to Employer, or in any way interfere with the relationship between any customer, franchisee or other business relation and Employer or any entity related to Employer, without the prior written consent of Employer. For purposes of this Agreement, "Noncompetition Period" shall mean the period commencing as of the Closing Date and ending on the last day of the sixth (6th) month following the date on which Employee is terminated during the term of this Agreement.

                2. If, at the time of enforcement of any provisions of Section 9, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

                3. Employee agrees that the covenants made in this Section 9 shall be construed as an agreement independent of any other provision of this Agreement and shall survive the termination of this Agreement.

J. TERMINATION OF EXISTING AGREEMENTS. This Agreement, effective on the Closing Date and upon consumption of the Transactions supersedes and preempts any prior understandings, agreements or representations, written or oral, by or between Employee and Employer, which may have related to the employment of Employee, Employee's Agreement Not to Compete with Employer, or the payment of salary or other compensation by Employer to Employee, and upon this Agreement becoming effective, all such understandings, agreements and representations shall terminate and shall be of no further force or effect.

K. SPECIFIC PERFORMANCE. Employee and Employer acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the nonbreaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by


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         a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

L. SALE, CONSOLIDATION OR MERGER. In the event of a sale of the stock, or substantially all of the stock, of Employer or Holdings Corp., or consolidation or merger of Employer or Holdings Corp. with or into another corporation or entity, or the sale of substantially all of the operating assets of Employer or Holdings Corp. to another corporation, entity or individual, Employer may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Employer hereunder.

M. STOCK OPTIONS. Immediately preceding the Closing (as defined in the Merger Agreement) Employee shall be granted incentive stock options in accordance with the Second Amended 1990 Stock Option Plan of Employer (the "Plan") for 25,000 shares of ValueVision International, Inc. common stock ("Stock Options") subject to the provisions thereof and exercisable at the time or times established by the Stock Option Agreement. The Stock Options shall vest in equal amounts, one-third each, for the next successive three (3) years as measured from the anniversary of the Closing Date, or such earlier date in the sole discretion of the Employer's Chief Executive Officer. All such Stock Options shall automatically vest upon a termination of this Agreement prior to the end of the Term (unless pursuant to Sections 6.c or 6.d.) or upon a Change of Control. Notwithstanding the forgoing or anything contained in the Plan or the Stock Option Agreement, the consummation of the Transactions shall not be deemed a Change of Control for purposes of vesting of the Stock Options, although any transaction in the future similar to the Transactions involving either Employer or Holdings Corp. shall constitute a Change of Control. In the event the Transactions are not consummated, the Stock Options shall terminate.

N. CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall mean an event as a result of which: (i) any Aperson" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the voting stock of either Employer or Holdings Corp. (or their successors and assigns); (ii) Employer or Holdings Corp. consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, Employer or Holdings Corp., in any such event pursuant to a transaction in which the outstanding voting stock of Employer or Holdings Corp. is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of Employer or Holdings Corp. is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of Employer or Holdings Corp. immediately prior to such transaction own, directly or indirectly, not less than 80% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Employer or Holdings Corp. (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Employer or Holdings Corp. was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election ro nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Employer or Holdings Corp., respectively, then in office, or (iv) Employer or Holdings Corp. is liquidated or dissolved or adopts a plan of liquidation.




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O.       NO OFFSET - NO MITIGATION. Employee shall not be required to mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to Employee as the result of employment by another employer.

P. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

Q. ATTORNEY'S FEES. In the event of any action for breach of, to enforce the provisions of, or otherwise arising out of or in connection with this Agreement, the prevailing party in such action, as determined by a court of competent jurisdiction in such action, shall be entitled to receive its reasonable attorney fees and costs from the other party. If a party voluntarily dismisses an action it has brought hereunder, it shall pay to the other party its reasonable attorney fees and costs.

R. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally: (i) in the case of Employer, to Employer's principal business office; and (ii) in the case of Employee, to his address appearing on the records of Employer, or to such other address as he may designate in writing to Employer.

S. SEVERABILITY. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

T. AMENDMENT. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

U. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Employee's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Employee may not be delegated or assigned except as specifically set forth in this Agreement.

V. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Minnesota.




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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the day, month and year first above written.


EMPLOYER:                                   VALUEVISION INTERNATIONAL, INC.


                                            By /s/ Robert L. Johander
                                               ----------------------------
                                               Robert L. Johander
                                                 Its:   Chief Executive Officer




EMPLOYEE:                                   /s/ David T. Quinby
                                            -------------------------------
                                            David T. Quinby




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